UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2018, NCR Corporation (“NCR” or the “Company”) entered into a Master Services Agreement (the “Agreement”) with Jabil Inc. (“Jabil”). The Agreement provides for NCR to obtain manufacturing services from Jabil for NCR’s automated teller machines and self-service checkout solutions, primarily for NCR’s customers in the Americas. Once manufacturing is transitioned, the outsourced manufacturing services will cover products that the Company is currently producing in its two Columbus, Georgia area manufacturing plants, which will be closed.

The initial term of the Agreement is three years, and the Agreement renews automatically for one year periods thereafter unless NCR provides timely written notice of its intent to terminate. The Agreement requires Jabil to manufacture the covered products in accordance with the same specifications and quality standards that are implemented in NCR’s existing manufacturing facilities. The Company may purchase covered products from Jabil as needed to fulfill NCR customer orders, at agreed pricing for initial covered product models and agreed-upon price calculations for future adjustments and the addition of models and features. The Agreement also contains customary representations and warranties, limitations on liabilities, and indemnification obligations of the parties.

Jabil, a leading product solutions company providing comprehensive design, manufacturing, supply chain and product management services, has been producing and assembling NCR-designed printed circuit board assemblies (PCBAs) and other electronic subassemblies for NCR for nearly ten years. Jabil operates from over 100 facilities in 29 countries.

Item 7.01.	Regulation FD Disclosure.

Today, as a part of its previously announced initiative to evaluate and implement programs to drive sustainable margin improvement in its hardware and services segments through higher productivity, process efficiency, and, using technology as an enabler, NCR began announcing to its employees, customers and vendors its intention to streamline its manufacturing operations by closing two manufacturing plants in the Columbus, Georgia area and another in Beijing, China. NCR plans to move the manufacturing operations at those plants to other existing NCR facilities and to current third party suppliers, including Jabil. NCR believes that these moves will help it maintain its position as the global leader in ATMs, self-service checkout and point-of-sale devices as it accelerates its transformation to a software and services-led, data-driven business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: April 23, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary